Exhibit 3.242

6411 . 1896

ARTICLES OF ORGANIZATION

OF

TENNESSEE CLINICAL SCHOOLS, LLC

The Articles of Organization presented herein are adopted in accordance with the provisions of the Tennessee Revised Limited Liability Company Act.

1.	The name of the limited liability company is TENNESSEE CLINICAL SCHOOL, LLC (the “LLC”).

2.	The name and complete address of the LLC’s initial registered agent and office located in the state of Tennessee is:

CT Corporation System

800 South Gay Street, Suite 2021

Knoxville, TN 37929

Knox County

3.	The LLC will be member-managed.

4.	The effective date of these Articles of Organization shall be December 31, 2008.

5.	The address of the LLC’s principal executive office is:

3401 West End Avenue, Suite 400

Nashville, TN 37203

Davidson County

6.	The period of duration for the LLC shall be perpetual.

[SIGNATURE APPEARS ON NEXT PAGE]

[ILLEGIBLE]

6411 . 1897

Signed: December [ILLEGIBLE], 2008.

TENNESSEE CLINICAL SCHOOLS, LLC,
a Tennessee limited liability company

By:	/s/ Steve Filton
Name: Steve Filton
Title: Vice President

[ILLEGIBLE]